SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  August 18, 1999



               INTERNATIONAL MULTIFOODS CORPORATION
       (Exact name of registrant as specified in its charter)




  Delaware                 1-6699                    41-0871880
(State or other          (Commission             (I.R.S. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)


200 East Lake Street, Wayzata, Minnesota               55391
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:    (612) 594-3300



                            Not applicable
    (Former name or former address, if changed since last report)




Item 2.     Acquisition or Disposition of Assets

     On August 18, 1999, pursuant to the Stock Purchase Agreement dated August 6, 1999, between International Multifoods Corporation (the "Company") and Gruma, S.A. de C.V. ("Gruma"), the Company sold all of the issued and outstanding shares of Damca International Corporation ("Damca"), a Delaware corporation and a wholly owned subsidiary of the Company, to Gruma. Damca owns all of the issued and outstanding shares of Inversiones MONACA, C.A., a Venezuelan corporation that owns and operates the Company's discontinued Venezuelan consumer and commercial foods business. The Company sold the Damca shares to Gruma in exchange for a promissory note from Gruma in the principal amount of $18.96 million, payable over five years at an annual interest rate of 7-1/2 percent. In addition, Gruma paid off or assumed $55.5 million in debt, which represents all of the Company's outstanding Venezuelan debt. The purchase price for the shares was arrived at by negotiation between the Company and Gruma. In June 1999, the Company completed the sale of its Venezuelan agriculture and animal feeds business, Alimentos Super-S, C.A., to LaCaridad Group, a privately held integrated poultry producer based in Venezuela, for $27.5 million in cash. The Company has retained $11.9 million in Venezuelan assets, which are comprised primarily of certain properties and accounts receivable. Other than these retained assets, the sale of the Damca shares to Gruma completes the Company's divestiture of its former Venezuela Foods businesses.

Item 7.     Financial Statements and Exhibits

      (b) Pro forma financial information relating to the disposition of the Company's Venezuela Foods businesses, as described above in Item 2.

      (c)   Exhibits.

            2.1 Stock Purchase Agreement dated as of August 6, 1999, by and between International Multifoods Corporation and Gruma, S.A. de C.V., including Note Purchase Agreement attached as Exhibit A thereto.




                 International Multifoods Corporation
   Narrative Description-Pro forma effects of Venezuela Foods Sale


     The objective of pro forma financial information is to present information about the continuing impact of a transaction by showing how it might affect historical financial statements if the transaction had been consummated at an earlier period. The description of pro forma adjustments below should be read in conjunction with the Company's historical financial statements included in its Annual Report on Form 10-K for the year ended February 28, 1999, and Quarterly Report on Form 10-Q for the three months ended May 31, 1999.

     As described in Item 2, the Company completed the sale of its Venezuela Foods business on August 18, 1999, to Gruma, S.A. de C.V. (Gruma). The Company received an $18.96 million note from Gruma, payable over five years, and Gruma paid off or assumed debt obligations of the Venezuela Foods business totaling $55.5 million.

     A pro forma statement of operations is based on a company's historical results from continuing operations adjusted to reflect the sale transaction as if it occurred during the beginning of the reporting period. As the disposed business has been classified as discontinued operations in the Company's previously filed consolidated financial statements, a pro forma statement of operations will not be filed.

     For purposes of reporting a pro forma balance sheet, it is assumed that the sales transaction occurred on the balance sheet date. As the assets and liabilities of the disposed business were segregated on the face of the balance sheet as net assets of discontinued operations, a limited number of pro forma adjustments are required to the Company's historical balance sheet as of May 31, 1999. The pro forma adjustments consist of (i) exclusion of the net assets of the discontinued operations; (ii) inclusion of the note receivable from Gruma, which will be classified primarily as other noncurrent assets; (iii) retention of $11.9 million in properties and accounts receivable of the Venezuelan business, financed by debt obligations of continuing operations (the retained assets will be classified as $5.8 million of other current assets and $6.1 million of other noncurrent assets); and
(iv) recognition of a loss from discontinued operations of $11.8 million.



                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INTERNATIONAL MULTIFOODS CORPORATION



Date:  August 27, 1999        By  /s/William L. Trubeck
                                  ----------------------------------
                                  William L. Trubeck
                                  Senior Vice President, Finance and
                                  Chief Financial Officer














                           EXHIBIT INDEX


2.1 Stock Purchase Agreement dated as of August 6, 1999, by and between International Multifoods Corporation and Gruma, S.A. de C.V., including Note Purchase Agreement attached as Exhibit A thereto.